LEASE

By this Lease, made in multiple copies the 21 day of April, 1999, between CAP II, a New Mexico General
Partnership, hereinafter called "Landlord," and WALGREEN CO., an Illinois corporation, hereinafter called "Tenant";

        Landlord hereby leases to Tenant, and Tenant hereby rents from Landlord, for the term commencing June l' 2000, and continuing to and including May 31, 2060, subject to adjustment pursuant to Article 3 herein and subject to prior commencement and to prior termination as hereinafter provided, the premises to include both a building and other improvements and certain real estate located at the northeast corner of Avenue of the Americas (Loop 375) and Alameda Avenue in the City of El Paso, County of El Paso, State of Texas, together with all improvements, appurtenances, easements and privileges belonging thereto. The building to be erected and completed by Landlord shall include not less than 112 feet of frontage facing Alameda Avenue and not less than 135 feet of depth, being an area containing approximately 15,120 square feet of first floor area (the "Building"). All of the foregoing shall be as shown onthe plan attached hereto and made apart hereof as Exhibit "A," and as legallydescribed in Exhibit "8" attached hereto and made apart hereof and the Building, real estate and other improvements to be constructed thereon are hereinafter collectively referred to as the "Leased Premises."

        The Adjoining Property is shown on Exhibit "A" and is legally described on Exhibit "8-1" attached hereto (hereinafter called "Adjoining Property").


       THE TERMS, COVENANTS AND CONDITIONS OF SAID LETTING ARE AS FOLLOWS:

USE

1. Subject to Article 13 of this Lease and so long as Tenant shall operate in the Leased Promises, Tenant shall operate a store similar in nature to a majority of its other stores in the State of Texas, with the right to sell such merchandise and provide such services, as Tenant may, from time to time, sell and provide in a majority of its other stores in the State of Texas. Nothing contained herein shall be construed so as to prohibit Tenant from expanding or eliminating any department(s) or from expanding or eliminating any line(s) of merchandise in the Leased Premises.

RENT

2.     Tenant shall pay rent for the Leased Premises, as follows:

(a) A fixed rent of $28,166.66 per month, commencing on the Rent Commencement Date (as defined in Article 6 hereof and continuing thereafter for the remainder of the Term (as defined in Article 3[b] hereof). Fixed rent shall be payable on the first day of each and every month in advance and shall be properly apportioned for any period less then a full calendar month.

(b)    If a sum equal to ----

2.0% of the Gross Sales, as hereinbelow defined, except from the sale of food items and prescription items, if any, 0.5% of the Gross Sales from the sale of food items and prescription items. if any, except prescriptions filled pursuant to third party prescriptions plans defined below made by Tenant in the operation of Tenant's store in the Leased Premises in any lease year (as defined in Section [c] of Article 3) shall exceed the total fixed rent for such lease year, then and in such event, and within forty-five (45) days after the end of each lease year, Tenant shall pay to Landlord the amount of such excess as additional percentage rent, However, in no event shall the total of fixed rent plus additional percentage rent (if any) payable by Tenant in any lease year exceed $676,000.00, which amount shall be proportionately decreased for any lease year that is not comprised of a full twelve (12) months. Within forty- five (45) days after the end of each lease year Tenant shall furnish to Landlord a statement of the total amount of such Gross Sales for such lease year. The aforesaid amount(s) shall be proportionately adjusted in the case of a lease year of more or less than a full twelve (12) calendar months.

(c) The term "Gross Sales" as used herein is defined as the total amount of all receipts, whether for cash or on credit (loss returns and refunds) from sales of drugs, food, drinks, goods, wares and merchandise of every sort whatsoever, made by Tenant in the operation of Tenant's store on the Leased Premises, or made by any concessionaire on the Leased @remises. The following shall be specifically excluded from Gross Sale": receipts' from sales of milk and all other non-alcoholic beverages-, receipts from sales of tobacco products: receipts from the sale of prescription items pursuant to third party

                                        2


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prescription plans, as defined below; receipts and commissions from the operation of public telephones; license and transaction fees received from the operation of automatic teller machines and any other electronic consumer service apparatus to the extent such fees do not exceed five percent (5%) of fixed rent paid in any lease year; credit card processing fees; intercorporate and interstore sales or transfers; sales of government bonds, savings stamps and other government securities; sales of postage stamps and ready stamped postcards and envelopes; sales of government lottery tickets; sales at a discount to employees', sales at a discount to doctors, dentists, hospitals, nurses, drug stores or wholesale drug or supply houses; accounts receivable written off as uncollectible, Tenant shall also have the right to deduct and exclude from Gross Sales a sum equal to any approximate amounts which may be paid by Tenant or which Tenant may add to or include in its selling prices of various articles by reason of any sales taxes, use taxes, retailers' occupation taxes, excise taxes at the retail level and the like, now or hereafter imposed and however entitled, and which are based upon the amounts of sales or the units of sales.

Third party prescription plans shall be deemed to be those health benefit plans wherein all or any portion of the cost of pharmaceuticals and any other items obtained by a prescription are paid or reimbursed by an organization such as a governmental agency, an entity created by state or federal law, an insurance carrier, a health maintenance organization, a union, a trust or benefit organization or an employer or employer group pursuant to an agreement between Tenant (or Tenant's parent or any other corporation or entity that is a subsidiary of or affiliated with Tenant or Tenant's parent) and such organization.

(d) Tenant shall cause to be kept, in accordance with its customary accounting procedure, records of the Gross Sales made by Tenant in the operation of Tenant's store on the Leased Premises, Landlord and Landlord's duly authorized representative, at reasonable times during business hours, shall have access to such records at the place where the same are kept, for the purpose of inspecting and auditing the same, provided that any such inspection and audit be made by Landlord within six (6) months after the expiration of any lease year. If Landlord does not object in writing to an statement above mentioned within said time period, such statement shall be conclusively presumed to be correct and final, and thereafter Tenant shall not be required to preserve the records from which such statement was compiled. Landlord agrees not to divulge to any person or entity Information obtained by Landlord and Landlord's representative from such records or from the statements above mentioned, except to any mortgages or prospective purchaser of the Leased Premises and except as may be necessary to enforce of Landlord's rights under this Lease. Nothing herein contained, however, shall be deemed to confer upon Landlord any interest in the business of Tenant on the Leased Premises.

(e) Until further notice by Landlord to Tenant, rent checks shall be payable to and mailed to:

CAP 11
c/o Peterson Properties
2325 San Pedro, N.E., Suits 2-A
Albuquerque, New Mexico IB71 10 Attention.- James A, Peterson

(f) Landlord shell, prior to the Rent Commencement Date, provide Tenant (Attn. Fixed Assets Department, 300 Wilmot Road, Deerfield, IL

                                        3


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6001 5) with a completed IRS Form W-9, Any successor to Landlord shall likewise provide Tenant with such completed IRS Form W-9 as a condition precedent to any rent or other payment from Tenant, however rent and other required payments shall accrue and shall be paid by Tenant upon receipt of the completed IRS Form W-9.

INITIAL TERM, TERM, LEASE YEAR, OPTIONS

3. (a) The initial term of this Lease shall commence an the date that Tenant accepts possession of the Leased Promises and shall continue to and include the day immediately preceding the date that the term of this Lease commences as below provided (the "Initial Term'). Tenant shall have no obligation to pay rents or other charges during the Initial Term nor shall any of the same accrue-, all rents and other charges specified in this Lease shall commence as of the date that the term commences, unless otherwise expressly provided herein.

(b) The term shall commence on the Rent Commencement Date (as defined in Article
6) and shall continue for sixty (60) years thereafter (the "Term"); provided, however, that if the Rent Commencement Date be other than the first day of the calendar month, then the Term shall continue to and include the last day of the same calendar month of the sixtieth (60th) year thereafter,

(c) The first lease year shall commence on the Rent Commencement Date and, if such data be on the first day of a calendar month, shall end twelve (12) months thereafter, or, if such date be other than the first day of the calendar month, shall and on the last day of the same calendar month of the first year thereafter, and each succeeding loses year shall be each succeeding twelve (12) month period.

(d) Tenant shall have the right and option, at Tenants election, to terminate this Lease effective as of the last day of the two hundred fortieth (240th) full calendar month of the Term, effective as of the last day of the three hundredth (300th) full calendar month of the Term, effective as of the last day of the three hundred sixtieth (360th) full calendar month of the Term, effective as of the last day of the four hundred twentieth (420th) full calendar month of the Term, effective as of the last day of the four hundred eightieth (480th) full calendar month of the Term, effective as of the last day of the five hundred fortieth (540th) full calendar month of the Term, effective as of the last day of the six hundredth (600th) full calendar month of the Term and effective as of the last day of the six hundred sixtieth (660th) full calendar month of the Term. if Tenant shall elect to exercise arty such option, Tenant shall send notice thereof to Landlord, at least six (6) months prior to the date this Lease shall so terminate, but no notice shall be required to terminate this Lease upon the expiration of the Term.

DELIVERY OF  POSSESSIC)N
-------------------------

4. (a) Landlord shall put Tenant Into exclusive physical possession of the Leased Premises on or before April 1, 2000 or as soon as possible thereafter, and in any case not later than November 1. 2001, and at the same time deliver to Tenant a full set of keys to the Building. Tenant may, but shall not be required to accept possession of the Leased Promises between November I and January 1. If Tenant accepts physical possession of the Leased Premises during this period Rent Commencement shall occur as set forth in Article 6.

                                       4.

Landlord shall send written notice to Tenant, Attention: Director of Construction, with a copy to the Law Department, at least forty-five (45) days (but not more than sixty (60) days) before such possession is to be delivered. Such notice shall set forth the date of delivery of possession, which shall be an a Monday (unless such date is a legal holiday, in which case possession shall be delivered the next business day), Additionally, as a condition precedent to 'the delivery of possession of the Leased Promises to Tenant, Landlord shall send written notice to Tenant which shall be certified by Landlord's architect, at least seven (7) but not more than twenty-one (21) days prior to the date of delivery of possession, which notice shall confirm the date that possession shall be delivered and that the Leased Promises is (or in the architect's judgment will be as of the date of delivery of possession) substantially complete and ready for occupancy- If possession is not delivered by November 1, 2001, Tenant, in addition to Tenant's remedies at law, equity or under this Lease, may cancel this Lease by notice to Landlord. The Leased Promises upon delivery shall be In good condition and repair, free of Hazardous Substances (as defined below) whether or not disclosed by the study and report referred to in Section (b) below, and shall fully comply with all lawful requirements and shall be constructed in accordance with Article 5 hereof. In the event that there are punchlist Items as of the date of delivery of possession of the Leased Premises to Tenant, Landlord shall promptly and properly complete, the same. For purposes hereof "punchlist items" shall be those minor item, the lncompletion of which shall not impair Tenant's ability to fixture and/or merchandise and operate the Leased Premises in the normal course. None of the items listed on Exhibit "D' (Walgreens Now Store Requirements), shall be considered punchlist items and all of the same must be satisfactorily completed prior to-the date of delivery of possession of the Leased Premises to Tenant. Tenant shall have the right, without being deemed to have accepted possession, to enter upon the Leased Premises as soon hereafter as practical, to take measurements and install its fixtures and exterior signs (including, but not limited to, the installation of permanent and temporary signs), but such entry or the opening for business shall not constitute a waiver as to the condition of the Leased Promises or as to any work to be done or changes to be made by Landlord, or as to any other obligations of Landlord hereunder. If available from appropriate governmental authorities, Landlord shall secure from the appropriate governmental authority and provide to Tenant prior to the delivery of possession of the Leased Premises, a Certificate of Occupancy (or a Temporary Certificate of Occupancy permitting occupancy pending the issuance of a Certificate of Occupancy in which event the delivery to Tenant of a Certificate of Occupancy shall be deemed a condition subsequent) subject only to those items to be completed by Tenant.

(b) (1) Landlord represents that other than as disclosed in that certain report dated November 17, 1998 prepared by Sunbelt Laboratories, Inc. and entitled "Phase I Environmental Site Assessment for Commercial Property, Northeast comer of Intersection of Americas Avenue & Alameda Avenue, El Paso, El Paso County, Texas 798313" (the "Report"), Landlord has no knowledge concerning any current or previous use of the land and/or Building comprising the Leased Premises which would lead a reasonable person to suspect that Hazardous Substances (as defined below) were deposited, stored, disposed of or placed upon, about or under the Leased Premises. The Report shall be certified to Tenant prior to delivery of possession of the Leased Premises. In order to make the foregoing representation, Landlord states that it has made due inquiry or Investigation as appropriate. Landlord has provided to Tenant, at Landlord's solo cost and expense, a copy of a Phase 1. Environmental Report. In the event the Report discloses the existence of any Hazardous Substances in, on or under the Leased Premises, Including, but not limited to, the existence of any underground storage tanks and/or petroleum or petroleum by-products, Landlord, at Landlord's sole cost and expense, prior to the date Landlord delivers possession of the Leased Premises to Tenant, as provided in
Article 4, shall properly remove, and dispose of any such underground storage tanks and shall properly remove and dispose of any Hazardous Substances and/or petroleum or petroleum by-products. All such disposal and removal shall be conducted in accordance with all federal, state and local laws, ordinances, and rules or regulations, or other binding determinations of any federal, state, local, or other governmental entity exercising executive, legislative, judicial, regulatory, or administrative functions (whether now or hereafter existing). In the event of any such removal and disposal by Landlord hereunder, upon completion of the same the Leased Premises shall again be tested by the environmental engineer and/or contractor and the results delivered to Tenant; Landlord shall also deliver in such event all necessary governmental inspections and approvals with respect to the removal, remediation and disposal work. Tenant shall have no obligation to accept delivery of possession of the Leased Premises until Landlord has complied with the provisions of this Section; provided, however, that Tenant may, at Tenant's option, accept possession of the Leased Premises prior to the completion of any remediation if Landlord provides Tenant with final remediation plans and Tenant determines that the effectuation of said remediation will not adversely Impact Tenants full use and enjoyment of the Leased Premises.

(ii) "Hazardous Substances" shall mean any hazardous or toxic chemical, waste, byproduct, pollutant, contaminant, compound, product or substance, including, without limitation, asbestos, polychlorinated byphenyls, petroleum (including crude oil or any fraction or byproduct thereof, and any material the exposure to, or manufacture, possession, presence, use, generation, storage, transportation, treatment, release, disposal, abatement, cleanup, removal, remediation or handling of which Is prohibited, controlled or regulated by any Environmental Law.

(iii) "Environmental Law" shall mean any federal, state, regional, county or local governmental statute, low, regulation, ordinance, order or code or any consent decree, judgment, permit, license, code, covenant, deed restriction, common law, or other requirement pertaining to protection of the environment, health or safety of persons, natural resources, conservation, wildlife, waste management, and pollution (including, without limitation, regulation of releases and disposals to air, land, water and ground water), including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1 980, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 U.S.C. 9601 et seq., Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act of 1976 and Solid and Hazardous Waste Amendments of 1954, 42 U.S.C. 6901 et seq., Federal Water Pollution Control Act, as amended by the Clean Water Act of 1977, 33 U.S.C. 1251 et seq., Clean Air Act of I 965, as amended, 42 U.S.C. 7401 et seq., Toxic Substances Control Act of 1976, 15 U.S.C. 2601 et seq., Occupational Safety and Health Act of 1970, as amended, 29 U.S.C. 651 et seq., Emergency Planning and Community Right-to-Know Act of 1986, 42 U,S.C. 11001 et seq., National Environrnental Policy Act of 1976, 42 U-S,C. 300(f) et seq., and all amendments as well as any similar state or local statute or code and replacements of any of the same and rules, regulations, guidance documents and publications promulgated thereunder.

(c) It shall be a condition precedent to the delivery of possession of the Leased Premises, to Tenant that Landlord shall have first

                                       6.

delivered to Tenant not later then seven (7) business days prior to the date for delivery of possession as described in Section (a) of this Article 4 satisfactory evidence of Landlord's title together with each instrument, if any, required by Section (b) of Article I 8. Tenants acceptance of possession of the Leased Premises in the absence of full satisfaction of said condition precedent shall in no manner be doomed a waiver thereof or of any of the requirements of
Article 18.


(d) Landlord shall, prior to the delivery of possession of the Leased Premises to Tenant, cause Landlord's architect to certify to Tenant the square foot floor area contained in the Building.

CONSTRUCTION BY LANDLORD

5. (a) Before delivering possession of the Leased Premises to Tenant, Landlord shall obtain all required zoning and permits (other than Tenant's business licenses) for the construction and operation of the Leased Premises. The Building shall be of such exterior and structural design and character as is acceptable to Tenant and as will also meet Tenant's requirements for its permanent exterior signs, which may extend above the Building and shall be at locations and of a size permitted by appropriate governmental authorities and reasonably acceptable to Tenant. If local statute, ordinance, rule or regulation prohibits or requires modifications to Tenant's sign drawings, as set forth in the below described Plans, Landlord or its architect shall (i) so advise Tenant
(ii) revise the Plans as necessary to comply with governmental requirements and
(iii) submit the revised Plans to Tenant for its review and approval. The Leased Premises and Building shall be erected and completed by Landlord, in accordance with the plans and specifications described below, and shall contain Tenant's specific requirements for the operation of Tenant's business, which requirements will Include, among other things, the items and installations listed in the Criteria Specifications for Self- Serve Walgreen Store prepared by Walgreen Co., revised July 1998, and Criteria Plans, including the drawings referenced on Exhibit "C" attached hereto, heretofore delivered to Landlord and incorporated herein by reference and made a part hereof (including but not limited to a double lane drive-through window with a canopy). All such work by Landlord shall be done by contractors selected by Landlord and acceptable to Tenant. Such work shall comply with the requirements of public authorities and shall be done in a first-class, good, and workmanlike manner, free and clear of all liens and encumbrances for labor and materials furnished to Landlord. Except as otherwise shown on Exhibit "A" or in the Plans, the Leased Premises shall contain no grade elevation changes in excess of five percent (5%); them shall be no steps or ramps (excepting ramps to serve the handicapped) in any exterior portion of the Leased Promises. Landlord shall secure the manufacturer's warranties as required by the Criteria Specifications described above and shall assign to Tenant each such warranty that pertains to any item or component thereof which Tenant is responsible to maintain or repair under this Lease.
(b) Within one (1) month after the execution and delivery of this Lease, Tenant shall furnish to Landlord a fixture plan and base sheets relative to the Building, so that Landlord may be enabled to prepare and furnish to Tenant plans and specifications covering Tenant's specific requirements, The plans (which shall be on mylar or vellum) and specifications (collectively the "Plans") prepared by Landlord shall be furnished to Tenant for Tenant's approval within forty-five (45) days after the execution and delivery of this Lease or the receipt of said fixture plan and bass sheets from Tenant, whichever is later. All areas of


                                       7.

design and engineering must be certified by and under the direct supervision of architects and engineers licensed and registered in the State of Texas, Tenant agrees to approve or reject said Plans, within thirty (30) days of Tenant's receipt thereof, and if not approved or rejected within said period, said Plans shall be deemed approved, In the event Tenant shall reject such Plans within the period provided above, Tenant shall return said Plans to Landlord indicating the items so rejected. Landlord shall then have thirty (30) days to resubmit the Plans to Tenant, and Tenant shall have thirty (30) days after resubmittal to approve or reject the same. If not approved or rejected within said period, saw Plans shall be deemed approved-, provided, however, that in no event shall the standards of quality of approved Plans, or of those deemed approved, be less than those required by the Criteria Plans and Criteria Specifications above described, which shall control. If said Plans are rejected after being resubmitted to Tenant, and the parties are unable to agree on approved Plans within thirty (30) days thereafter, then either party may cancel this Lease upon thirty (30) days written notice to the other. Any such cancellation notice shall be null and void if the plans are approved during the thirty (30) day notice period.

After approval of Plans, Tenant, at Tenants sole cost and expense, shall have the right to make changes, substitutions and eliminations in said Plans provided, however, that Tenant shall pay all costs and expenses an account of any such changes, substitutions and eliminations, In addition, Tenant shall be solely responsible for paying all costs and expenses for changes, substitutions and additional requirements in the Plans which deviate from the Criteria Plans dated July 1998 and further detailed on Exhibit "C" attached hereto. Landlord and Tenant agree to cooperate with each other and to diligently and in good faith make all reasonable modifications to keep the cost of the Building and improvements as economical as is reasonably practicable. Landlord shall, at Landlord's sole cost and expense, obtain all of the necessary approvals required under the Declaration required to construct the Leased Premises in accordance with the terms and provisions of this Lease,

(c) As soon as the final Plans are available to Landlord from Architect after Tenant has returned the final set of Plans to Landlord stamped "approved as noted" pursuant to Section (b) of this Article but in any event prior to the delivery of possession of the Leased Promises to Tenant. Landlord shall provide to Tenant a mylar sepia of the final Plans prepared by Landlord as provided above.

(d) All Plans shall be deemed to be owned by Tenant regardless of by whom prepared,, Landlord shall take all actions as may be appropriate or necessary at any time and from time to time in order to evidence such ownership in Tenant. Such Plans may be used by Tenant in their approved form or as modified by Tenant In connection with any alteration or renovation of the Leased Premises. Landlord may use the Plans only in connection with a Walgreens Drug State.

(e) Should a survey or title commitment reveal any utility easements or setback lines that must be released or relocated in order for Landlord to construct the Leased Premises, it shall be an express condition of this Lease that such utility easements or setback lines be released or relocated in a manner reasonably acceptable to Tenant. Landlord shall provide to Tenant copies of all documents relative thereto, and Tenant shall have no obligation to accept delivery of possession of the Leased Promises until Landlord shall have complied with the provisions of this Section.

                                       8.

RENT COMMENCEMENT

6. Tenant shall commence paying fixed rents pursuant to Article 2 hereof as of the date that is two (2) months after Landlord has completed all construction and has delivered possession as above provided (the "Rent Commencement Date"). The Rent Commencement Onto shall be subject to extension equal to any delays occasioned by strikes, casualties, governmental restrictions, priorities or allocations, inability to obtain materials or labor, denial of licenses to operate a pharmacy and/or to conduct ft business. any cause the fault of Landlord or other causes beyond Tenant's control. Anything to the contrary in this Lease notwithstanding, Tenant shall have no obligation to pay rent or other charges until Landlord has provided all of the information and instruments required by Article 18 of this Lease and after such event, Tenant shall remit to Landlord all monies withheld. Nothing contained in this Lease shall be construed to obligate Tenant to open for business nor to obligate Tenant (or its successors or assigns) to continue to operate its business in the Leased Premises.

PARKING

7. (a) During the Term of this Lease, Tenant, at Tenant's cost and expense, shall maintain the landscaping at the Leased Premises and the contiguous right of way area shown on Exhibit 'A' between the Leased Premises and Alameda Avenue and Loop 375, if any, and only If the Landlord is obligated by the public authorities to maintain and repair said right of way area, and maintain and repair the parking areas located within the Leased Premises. During the Term of this Lease, Tenant, at Tenant's cost and expense, shall maintain and repair the Access Driveway Area shown on Exhibit "A' located on the Adjoining Property until the commencement of construction of improvements on the Adjoining Property. However, Tenant shall have no obligation to perform nor pay any costs in connection with the following. (I) any replacements of the landscaping, light poles, parking areas or other improvements thereon,, (II) any other item which under generally accepted accounting principles are classified as a capital expense; (iii) any repair for which the need for repair is a result of the acts or negligence of Landlord or b agents, employees or licensees; (iv) any items for which Landlord is reimbursed by insurance, warranty or otherwise; (v) any item which is Landlord's obligation under Article 5, 10, and/or 14 hereof; and
(vi) any defects in the construction of the Leased Promises by Landlord discovered during the first twelve (12) months of the Lease Term.! The foregoing items (i) through (vi) shall remain Landlord's responsibility to perform. The parking spaces located on the Leased Promises shall be for the exclusive use of Tenant and Tenant's customers, employees, invitees, successors, assigns and sublessees. Upon the commencement of construction of Improvements on the Adjoining Property, Tenant shag no longer be responsible to maintain and repair the Access Driveway Area.

(b) Prior to delivering possession of the Leased Premises to Tenant, Landlord shall enter into a certain Declaration of Covenants, Conditions and Restrictions and Reservation of Easements (in form approved by tenant, hereinafter referred to as "the Declaration" in which Tenant, its customers, employees, agents, invitees, successors and assigns have been granted the non-exclusive easement and right to use the driveway partially located on the Adjoining Property (as defined below) within the area striped on the attached Exhibit 'A' (hereinafter called 'Access Driveway Area). Tenant acknowledges that the Leased Premises and that certain property (the "Adjoining Property") located adjacent to the Leased Premises which Is legally described on Exhibit

                                       9.

"B-l' attached hereto and incorporated herein shall be subject to the provisions of the Declaration. The Declaration shall provide for reciprocal ingress and egress rights over and across the Leased Premises and the Adjoining Property all as more particularly described in the Declaration, Landlord hereby agrees that It shall not enter into any agreement or modification of the Declaration which interferes with Tenant's use and enjoyment of the Access Driveway Area and the Leased Promises without Tenant's prior written consent thereto. Landlord covenants that Landlord will, upon Tenant's request, cooperate with Tenant who shall have the right, at Tenant's cost and expense, to enforce all rights, covenants and agreements granted Landlord and Tenant pursuant to the Declaration.

(c) Tenant hereby indemnifies and holds harmless Landlord from any claim, damage or liability arising out of Tenant's use of the ingress and egress rights provided for in the Declaration over the Adjoining Property.

(d) Tenant shall be responsible for any maintenance or repairs of the Adjoining Property resulting from the use of the Adjoining Property by Tenant.

(e) That portion of the Access Driveway Area located on the Adjoining Property shall be improved by Landlord concurrently with the construction of the Leased Premises, and shall be completed prior to Landlord's delivery of possession of the Leased Premises to Tenant.

EXCLUSIVES

8. (a) Landlord covenants and agrees that, during the Term and any extensions or renewals thereof no additional property which Landlord, directly or indirectly, may now or hereafter own or control, and which is contiguous to, or within five hundred (500) feet of any boundary of the Leased Premises will be used for any one or combination of the following: (i) the operation of a drug store -or a so-called prescription pharmacy or for any other purpose requiring a qualified pharmacist or other person authorized by law to dispense medicinal drugs, directly or indirectly, for a fee or remuneration of any kind; (ii) the operation of a medical diagnostic tab and/or the provision of treatment services; (iii) the sale of so called health and/or beauty aids and/or drug sundries; (iv) the operation of a business in which photofinishing services and/or photographic film are offered for sale, (v) the operation of a business in which food items are sold for consumption off the premises (other than a restaurant selling take-out food items) and/or (vi) the operation of a business in which greeting cards or wrapping paper are offered for sale.. For purposes hereof "contiguous' shall mean property that is either adjoining the Leased Promises or separated from the Leased Promises only by a public or private street, alley or right-of-way. In the event that Tenant files suit against any party to enforce the foregoing restrictions Landlord agrees to cooperate fully with Tenant in the prosecution of any such suit.

Notwithstanding ft foregoing, if Tenant closes its store to the public for six
(6) months or more, then all of the foregoing exclusive use restrictions shall terminate, except in the event that Tenant discontinues business as a result of fire or other casually beyond Tenant's control so long as Tenant reopens its business within sixty (60) days after the Leased Promises have been restored or the cause for such discontinuance has ceased. In no event shall said restrictions terminate in the event that Tenant discontinues business and a permitted assignee or subleases of Tenant commences business operations in

                                       10.

the Leased Premises within six (6) months after taking possession of the Leased Premises, selling any such Item or items so restricted as a material part of such assignee's or sublessee's business.

(b) Unless otherwise restricted by the documents set forth in Exhibit "E' (Permitted Title Exceptions), in the event that any action, claim or suit is brought by any party against Tenant alleging that Tenant's operations in the Leased Premises are in violation of any use restriction contained in any instrument executed by Landlord or recorded against the Leased Premises prior to the delivery of possession of the Leased Premises to Tenant and in the event that a court of competent jurisdiction shall hold that Tenant's operations in the Leased Premises are in violation of any use restriction. Tenant, at Tenant's option shall have the right to terminate this Lease upon thirty (30) days written notice thereof to Landlord.

UTILITIES

9. Tenant shall pay when due all bills for water, trash removal, sewer rents, sewer charges, heat, gas and electricity and other utilities and services used in or serving the Building or the Leased Premises from the commencement of the Initial Term and until the expiration of the Term. The source of supply and vendor of each such commodity shall be the local public utility company or municipality commonly serving the area, provided that If more than one utility vendor serves the area Landlord shall cause the vendor selected by Tenant to serve the Leased Promises. Landlord shall furnish to said Building and to the Leased Premises at all times sufficient gas and water service lines, also sewer lines and sewer connections, all of the capacity Initially specified by Tenant, and electric service lines of the voltage and amperage initially specified by Tenant, all connected to an adequate source of supply or disposal. In addition, Landlord shall furnish to said Building conduit for telephone lines of a capacity specified by Tenant. If Tenant shall require additional service line capacity of any of such utilities and if same are available on the Leased Premises, Tenant, at Tenant's expense, shall have the right to the use of the some.

REPAIRS, CONFORMITY WITH THE LAW

10. (a) Except as provided below, Tenant, at Tenants sole cost and expense, shall, (i) repair and replace heating and cooling equipment and doors and door equipment serving the Building, (ii) make plate glass replacements unless required by fault of Landlord or its agents, and (iii) make repairs to the interior of the Building. Tenant shall also paint the exterior of the Building and make minor repairs (i.e. patching) to the exterior. Landlord,. at Landlord's sole cost and expense, shall maintain and make all repairs to the exterior and structural portions of the Building, root, and all utility lines, including but not limited to sewers, sewer connections, pipes, ducts, wires and conduits leading to and from the Leased Premises and/or the Building. Landlord shall make all repairs required by the fault of Landlord or its agents, or by fire or other insured casualty (as provided in Paragraph 14 below unless Tenant, at Tenant's sole option, chooses to make repairs necessitated by casualty) or the elements. In the event that any Hazardous Substance or any underground storage tank is discovered at any time in, under or about the Leased Promises and/or the Building (unless introduced by Tenant, or Tenants agents, employees or licensees acting within the scope of their respective agency, employment or license), Landlord shall, at Landlord's expense, remove and dispose of the same in the manner described In and provide all documentation required by Section (b) of
Article 4. Landlord hereby indemnifies and saves and holds Tenant harmless

                                       11.

from and against any liability, obligation, damage or cost, including, without limitations attorneys' fees and costs, resulting directly or indirectly from the presence, removal or disposal of any such Hazardous Substance (unless introduced by Tenant, or Tenants agents, employees or licensees acting within the scope of their respective agency, employment or license) or any underground storage tank, Tenant hereby indemnifies and saves and holds Landlord harmless from and against any liability, obligation, damage or cost, including, without limitation, attorneys' fees and costs, resulting directly or indirectly from the presence, removal or disposal of any such Hazardous Substance introduced on, in or under the Leased Premises by Tenant, or Tenant's agents, employees or licensees acting within the scope of their respective agency, employment or license. These Indemnification's shall survive the termination or expiration of this Lease for any reason. The provisions of this Section shall be complied with as required from time to time.

(b) If in an emergency situation, a repair to the Leased Promises and/or the Building which Landlord is obligated to perform is required, Tenant shall make all reasonable efforts to contact Landlord or Landlord's managing agent by telephone and for facsimile to advise Landlord of the need for the repair. If after making reasonable efforts to contact Landlord, either Tenant is unable to contact Landlord or Landlord's managing agent, or Tenant succeeds in contacting Landlord or Landlord's managing agent and Landlord fails to undertake action to correct the emergency situation within one business day, Tenant may perform the repair, in such manner as Tenant deems reasonably necessary, on account of Landlord. Upon completion of the repair, Landlord shall be required to reimburse Tenant for the actual cost of the repair. Landlord's payment shall be due Within thirty (30) days after receipt of Tenant's bill accompanied by reasonable evidence that Tenant has paid for the repair, In the event Landlord fails to make payment to Tenant for said repair within said thirty (30) days, such failure shall be deemed a default under this Lease and Tenant shall have all remedies set forth In Article 17 and those available at law or in equity, provided however, Tenant shall not have the right to cancel this Lease as a result of Landlord's failure to make such payment as herein provided.

For the purpose of this Section, an emergency situation means a condition or state of facts which if not corrected would result in further damage to the Leased Premises, the Building or its contents or which would prevent Tenant from conducting its business at the Leased Premises in a reasonable manner.

(c) Tenant shall make all changes and installations necessary to comply with the valid requirements of public authorities regarding the conduct of Tenant's particular business in the Building and the Leased Premises. Except as required above, Landlord shall make all changes and/or installations and pay the cost, if any, of all inspections required to comply with valid requirements of public authorities as they apply to the Leased Premises or the Building.

SIGNS. TENANTS FIXTURES
------------------------
11. (a) Subject to the provisions of the Declaration, Tenant may, at Tenant's sole cost and expense, Install and operate interior and exterior electric and other signs, and in so doing shall comply with all lawful requirements. Subject to governmental regulations and any other restrictions which apply to the Leased Premises, Tenant shall have the right to install mechanical equipment, including satellite dishes or other antennae for telecommunications affixed to the roof or other portions of the Build[N or other portions of the Leased Premises, but shall indemnify Landlord from any costs and expenses (including without

                                       12.

limitation the costs for repairs and improvements) relating thereto. Subject to compliance with any and all lawful requirements or restrictions, Tenant may, at Tenant's option install within the Leased Premises pay telephones, automatic teller machines and other electronic consumer service apparatus.

(b) Tenant shall at all times have the right to remove all fixtures, machinery, equipment, appurtenances and other property furnished or installed by Tenant or by Landlord at Tenants expense, It being expressly understood and agreed that said property shall not become part of the Building or the Leased Premises but shall at all times be and remain the personal property of Tenant and shall not be subject to any Landlord's lion.

(c) If permitted by applicable governmental rules and regulations, Landlord shall, as soon as is possible after the date hereof, install a sign foundation with conduit (per A5.1 as shown on Exhibit "C') at the location shown on Exhibit 'A", upon which Tenant may Install its readerboard and sign panel. Such pylon sign shall be electrified by Landlord as soon as is practical. Tenant may install the same prior to the date that it accepts possession of the Leased Premises and such Installation of said readerboard and sign panel shall be deemed neither acceptance of possession of the Leased Premises nor a waiver of any condition precedent to the delivery of possession of the Leased Premises,

ALTERATIONS

12. (a) Subject to governmental rules and regulations and any restrictions which apply to the Leased Premises, including without limitation the Declaration, at any time and from time to time, Tenant, at Tenant's cost and expense, may make alterations and additions to the Building including, but not limited to, structural changes necessary to conform the Leased Promises to Tenant's then current prototype (provided that the structural integrity of the Building is not thereby impaired). Tenant shall obtain Landlord's consent, which shall not be unreasonably withheld or delayed, before making any other structural changes to the Building. Tenant may, without Landlord's consent, however, make changes to storefronts, partitions, floors, electric, plumbing and heating, ventilating and cooling systems or components thereof. Tenant, at Tenant's sole cost, in compliance with applicable restrictions and governmental requirements, if any, shall have the right to reconfigure or otherwise modify the parking areas on the Leased Promises (including without limitation, curb cuts, entrances arid exits) as Tenant deems necessary or desirable. Landlord shall cooperate in securing necessary permits and approvals. Tenant shall not permit any mechanics' or other liens to stand against the Leased Promises for work or material furnished Tenant and shall Indemnify Landlord from any costs or expenses relating to any repairs or alterations completed by Tenant.

(b) Landlord covenants and agrees that Landlord shall not, without Tenant's written consent, make any alterations or additions to the Leased Premises, including, but not limited to, any modifications to the storefront, signband or fascia of the Building or to the Parking Areas. Landlord shall not permit any mechanics' or other liens to stand against the property for work or material furnished by or on behalf of Landlord and shall Indemnify Tenant from any costs or expenses relating to any repairs or alterations completed by Landlord.

                                       13.

 AS51GNMENT AND SUBLETTING

13.    (a)    At any time and from time to time, Tenant may discontinue the operation of its store in the Leased Premises and/or Building.

(b) At any time and from time to time, Tenant's interest under this Lease may be assigned and re-assigned, without Landlord's consent, provided that any such assignment or reassignment be only to a corporation which is subsidiary to or affiliated with Tenant, or to a corporation resulting from any consolidation, reorganization or merger to which Tenant, or any of its subsidiaries, parent or affiliates, may be a party. At any time and from time to time, Tenant may also sublet or license or permit a portion or portions of the Building to be used for concessions, leased or licensed departments and demonstrations in connection with and as part of the operation of Tenant's store, the Gross Sales therefrom to be included in the Gross Sales of Tenant. Tenant shall deliver written notice to Landlord in the event of. any assignment or subletting under this Section
(b).

(e) At any time and from time to time, without Landlord's consent, Tenant may sublet a portion of the Leased Promises and/or Building, to any person, firm or corporation, other than a corporation described in Section (b) hereof, for any lawful purpose. In such case, the Gross Sales of such subtenant (but not the subrentals paid by such subtenant) shall be included in the Gross Sales of Tenant.

(d) (1) At any time and from time to time, without Landlord's consent except as set forth below, Tenant may assign this Lease or Tenant may sublet all of the Leased Premises and/or Building to any person, firm or corporation, other than a corporation described in Section (b) above, for any lawful purpose which does not violate the provisions of this Lease. In the event of any subletting, Tenant shall pay to Landlord the rent provided in Article 2 of this Lease. Tenant shall notify Landlord in writing of any proposed sublease or assignment, together with the name, address, phone number, any financial information regarding the proposed subleases or assignee that Tenant may have in its possession, and the nature of the business of the proposed subleases or assignee. Within forty-five
(45) days after Landlord's receipt of Tenant's notice of a proposed assignee or subleases, Landlord may terminate this Lease by written notice to Tenant. Such termination shall be effective as of the earlier of the following to occur; (x) thirty (30) days after Tenant closes Its store on the Leased Premises, or (y) two (2) years after the date Landlord delivers the termination notice required by this Section In any event, Tenant shall deliver to Landlord at least ninety
(90) days' prior written notice of the date on which possession of the Leased Premises will be delivered to Landlord. If Landlord so elects to terminate this I-ease, neither party shall have any further or unaccrued obligation or liability to the other as of the termination date of the Lease. If Landlord fails to notify Tenant of termination within said forty-five (45) day period, such termination right shall be deemed waived but only as to such subletting or assignment- Notwithstanding the above, if such sublease or assignment is in connection with Tenant's sublease or assignment of three (3) or more of Tenant's other stores in the State of Arizona to a single or related entity, Landlord shall have no such right to terminate.
(ii) In the event of a subletting pursuant to Section (c)(i) above, then at any time thereafter, Landlord may, by written notice to Tenant, terminate this Lease provided, however, Landlord shall concurrently with such termination agree to attorn to and be bound by the terms of any such sublease.

                                       14.

 Upon such termination, neither Landlord nor Tenant shall have any further or unaccrued obligation or liability to the other. Prior to such termination, Landlord shall reimburse Tenant the unamortized cost of any leasehold improvements made by Tenant to the Leased Premises in connection with said subletting, together with all third party out-of-pocket costs and all brokerage fees incurred by Tenant as a result of such subletting, prorated over the unexpired sublease term.

(e) If Tenant shall cease the conduct of business on the Leased Premises for a continuous period in excess of six (6) months (except by reason of strikes, fire, casualty or other causes beyond reasonable control of Tenant, except by reason of repairs or remodeling and except by reason of assignment or subletting as above provided) and the Leased Premises; remain continuously vacant during such period, Landlord shall have the right and option to terminate this Lease upon written notice to Tenant, effective on the last day of the next succeeding calendar month following receipt of such notice; provided, however, that if Tenant shall send written notice to Landlord of Tenant's intent to sublet the Leased Premises during such period when Landlord shall have the option, pursuant to this Section to terminate this Lease, Landlord shall have the right within thirty (30) days after receipt of such notice from Tenant to terminate this Lease upon written notice to Tenant effective on the last day of the next succeeding calendar month following Tenant's receipt of such notice and from and after such date, neither party shall have any liability or further obligation to the other under this Lease. If Landlord shall not so notify Tenant within thirty
(30) days of receipt of Tenant's notice that Landlord has exercised its option to cancel this Lease, the termination options contained in this Section shall be void and of no further force and effect.

Notwithstanding any assignment of this Lease, Walgreen Co., an Illinois corporation shall not be released from liability, However, in the event of a default by any such assignee, Landlord shall give Walgreen Co. notice of such default, shall accept cure of such default by Walgreen Co. within thirty (30) days after such notice and shall permit Walgreen Co. to re-enter and repossess the Leased Premises for the then unalapsed portion of the Term of this Lease upon all of the provisions of this Lease.

CASUALTY

14. (a) If the Building and/or Leased Premises and/or any improvements thereon shall be damaged or destroyed by fire or other casualty, then Tenant, shall, within thirty (30) days after such casualty, elect to either (i) repair and restore the Building and/or Leased Premises and/or improvements thereon to their condition immediately prior to such damage or destruction or (ii) notify Landlord that Landlord shall effectuate such repair and restoration but only to the extent possible based upon the insurance proceeds available to Landlord. If Landlord is effectuating such repair and restoration, unless the Building and/or Leased Premises is completely restored to such condition within twelve (I 2) months of the date of such casualty, the rent and all other charges shall abate proportionately according to the extent of such damage or destruction from and after the first day of the thirteenth (13th) month after such casualty until such restoration is completed. Landlord shall commence such restoration as soon as is possible after Tenants election to require Landlord to do so, but in any event not later than sixty (60) days thereafter and shall diligently pursue such repair or restoration to completion. In the event that such repair or restoration by Landlord is not completed within two hundred seventy (270) days after such occurrence Tenant may, at Tenant's option, cancel this Lease, Subject to the payment of proceeds by Tenant as expressly sot forth in Section (b) below,

                                       15.

under no circumstances shall Tenant be liable for any loss or damage including, but not limited to, damage to the Building or Leased Promises resulting from fire or other casualty.

(b) In the event the Building and/or improvements on the Leased Premises are damaged to. the extent of twenty-five percent (25%) or more thereof, or destroyed by fire or other casualty, and such casualty occurs after the first day of the 216th month of the Term, Tenant may, cancel this Lease by notice to Landlord. If Tenant has so canceled this Lease and the fire or other casualty is an insurable casualty under Tenant's special form coverage insurance, Tenant shall provide Landlord with the proceeds of such insurance in an amount required by Article 20 of this Lease and such other proceeds which are necessary to enable Landlord to reconstruct or repair the building and improvements as required herein. Any proceeds payable by Tenant to Landlord under this Section
(b) shall be exclusive of the cost of improvements made on or an behalf of Tenant to the Leased Premises and/or Building.

(c) In the event Tenant shall elect not to cancel this Lease under this Article 14 and Landlord is effectuating such reconstruction or repair, Landlord and Tenant shall enter into a construction escrow agreement satisfactory to Tenant and Landlord appointing either Tenant or third party as escrow agent to disburse such proceeds as Landlord's repair and reconstruction work progresses and to monitor repair and reconstruction of the Building and improvements by Landlord.

(d) If the fire or casualty is not an insurable casualty under Tenant's fire and extended coverage Insurance, Landlord or Tenant may cancel this Lease upon notice to the other. Tenant may void Landlord's notice of termination by notifying Landlord within thirty (30) days after receipt of such notice of termination that Tenant shall provide Landlord with a sufficient amount of money necessary for Landlord to reconstruct or repair the Building and/or improvements on the Leased Promises, as required by this Article 14. Landlord may void Tenants notice of termination by notifying Tenant within thirty (30) days after receipt of such notice of termination that Landlord intends to reconstruct or repair the Building and/or L2ndiord's improvements on the Leased Premises as required by this Article 14, at Landlord's own cost and expense.

(e) Landlord, at Landlord's expense, shall install a fire alarm system and/or sprinkler system to serve the Leased Promises and if required by statute, ordinance, governmental rule or regulation, cause the fire alarm and sprinkler system serving the Building to be monitored and maintained by a reputable alarm service company and/or the local fire department. Landlord shall (i) provide Tenant with a copy of the above service contract, and (ii) notify Tenant's Construction Department that such monitoring Is required (as of the date that Landlord notifies Tenant of delivery of possession pursuant to Article 4 of this Lease). Provided that Tenant has approved alarm service company selected by Landlord, and provided that Landlord arranges to have the approved alarm service company bill Tenant directly, Tenant shall pay for governmentally required monitoring and maintenance services. Landlord shall be responsible for any costs incurred for permits, inspections and false alarms (if caused by the fault of the Landlord). Tenant shall, at Tenant's expense, install and maintain any phone line(s) required in connection with such fire alarm and sprinkler system.

16.

LANDLORD'S RIGHT TO INSPECT

15. Landlord may at reasonable times during Tenant's business hours, and after so advising Tenant, enter the Building for the purpose of examining and of making repairs required of Landlord under this Lease and during the last six (6) months of the Term may place the usual "For Rent" signs in the Leased Premises, but not so as to interfere with Tenant's business.

SURRENDER

16. At the expiration or termination of this Lease, Tenant shall surrender immediate possession of the Leased Premises In good condition, subject to reasonable wear and tear, changes and alteration, damage by fire, casualty and the elements, and other repairs which are Landlord's obligation. Any holding over by Tenant shall not operate, except by written agreement, to extend or renew this Lease or to imply or create a new lease, but in such case Landlord's rights shall be limited to either the immediate termination of Tenant's occupancy or the treatment of Tenant's occupancy as a month to month tenancy, any custom or law to the contrary notwithstanding. Tenant shall repair damage caused by the removal of Tenant's fixtures and equipment.

DEFAULT AND REMEDIES

17. (a) If any rent is due and remains unpaid for ten (I 0) days after receipt of notice from Landlord, or if Tenant breaches any of the other covenants of this Lease and if such other breach continues for thirty (30) days after receipt of notice from Landlord, Landlord shall then but not until then, as its sole legal remedies but in addition to ft remedies In equity, if available, have the tight (a) to sue for rent, (b) to re-enter without terminating this Lease, provided that Landlord shall use its best efforts to relet the Leased Premises for Tenant's account and otherwise to mitigate its damaged (it being expressly understood that Tenant shall remain liable on a monthly basis for the difference between what Tenant's obligations under this Lease are and what Landlord actually collects, and further provided that if Landlord elects to re-enter without terminating this Lease, this Lease shall nonetheless expire as of the next optional termination date as set forth in Article 3(d)), or (c) to terminate this Lease and re-enter the Leased Premises; but if Tenant shall pay said rent within said ten (10) days, or in good faith within said thirty (30) days commence to correct such other breach, and diligently proceed therewith, then Tenant shall not be considered in default (b) If Landlord shall from time to time fail to pay any sum or sums due to Tenant and If such failure continues for thirty (30) days after receipt of notice from Tenant, Tenant shall have the right and Is hereby irrevocably authorized and directed to deduct such sum or sums from fixed and percentage rent and other sums due Landlord, together with interest thereon at the so-called prime rate charged from time to time by The First National Bank of Chicago, or its successor, plus two per cent until fully reimbursed. If Landlord shall from time to time fail to perform any act or acts required of Landlord by this Lease and if such failure continues for thirty (30) days after receipt of notice from Tenant, Tenant shall then have the right, at Tenant's option, to perform such act or acts, in such manner as Tenant deems reasonably necessary, and the full amount of the cost and expense so Incurred shall Immediately be owing by Landlord to Tenant, and Tenant shall have the right and is hereby irrevocably authorized and directed to deduct such amount from fixed and percentage rent and other sums due Landlord, together with interest thereon at the so-called prime rate charged

                                       17.

from time to time by The First National Bank of Chicago, or its successor, plus two per cent until fully reimbursed, If Landlord shall in good faith within said thirty (30) days commence to correct such breach, and diligently proceed therewith to completion, then Landlord shall not he considered in default

(c) No delay on the part of either party enforcing any of the provisions of this Lease shall be considered as a waiver thereof. Any consent or approval granted by either party under this Lease must be in writing and shall not be deemed to waive or render unnecessary the obtaining of consent or approval with respect to any subsequent not or omission for which consent is required or sought.

TITLE  AND POSSESSION

18. (a) Landlord covenants, represents and warrants that Landlord has entered into a contract to acquire fee simple legal title to the Leased Premises and has the right to enter into this Lease, that said entire property is now and shall be as of ft date of Tenant's recording of a Memorandum of this Lease and a Ratification Agreement as below defined free and clear of all liens. encumbrances and restrictions, except for those items set forth on Exhibit "E" attached hereto and made a part hereof, none of which shall interfere with any of Tenant's rights under this Lease, and that upon paying the rents and keeping the agreements of this Lease on its part to be kept and performed, Tenant shall have peaceful and uninterrupted possession during the continuance of this Lease. Upon acquisition of fee tittle, Landlord shall execute an agreement in the form attached hereto as Exhibit 'F", ratifying and adopting this Lease ("Ratification Agreement'). Landlord shall deliver to Tenant, at Landlord's cost and expense, not later than fourteen (14) days prior to the Initial Term, a current ALTA leasehold policy of title insurance, together with such endorsements that Tenant may reasonably require, issued by a title insurance company of Tenant's choice insuring Landlord's fee ownership, Tenant's leasehold estate and the easements referenced in Article 7 hereof, in an amount not less then $1,000,000.00, unless the title insurance guidelines for the State of Texas require a higher amount in the Leased Premises, subject only to this Lease and such other covenants, restrictions and encumbrances as Tenant may approve. Such title insurance policy shall be effective as of the recordation date of a Memorandum of Lease and Ratification Agreement. Landlord shall also provide Tenant with an as-built survey of the Leased Premises drawn per ALTA standards and certified to Tenant.

(b) If at the date of the recording of the Memorandum of this Lease or the Ratification Agreement, whichever is later, the Leased Premises, or any part thereof is subject to any mortgage, deed of trust or other encumbrance in the nature of a mortgage, which is prior and superior to this Lease, ft is a further express condition hereof that Landlord shall thereupon furnish and deliver to Tenant, in form and substance reasonably acceptable to Tenant, an agreement executed by such mortgages or trustee, either (i) making such mortgage, dead of trust or other encumbrance In the nature of a mortgage subject and subordinate to this Lease and to the leasehold estate created hereby and to all of Tenant's rights hereunder, or (ii) obligating such mortgagee or trustee and any successor thereto to be bound by this Lease and by all of Tenant's rights hereunder, provided that Tenant Is not then in continued default, after notice, in the payment of rents or otherwise under the terms of this Lease.

(c) If as of the date of the recordation of the Declaration, the Leased Premises, or the Adjoining Property, or any part thereof is I subject to any

                                       18.

mortgage, dead of trust or other encumbrance in the nature of a mortgage, which is prior and superior to the Declaration, it is a further express condition hereof that Landlord shall thereupon furnish and deliver to Tenant, in form and substance acceptable to Tenant, an agreement executed by such mortgagee or trustee, either (i) making such mortgage, deed of trust or other encumbrance in the nature of a mortgage subject and subordinate to the Declaration and to all of Tenant's rights thereunder, or (ii) obligating such mortgagee or trustee and any successor thereto to be bound by the Declaration and by all of Tenant's Lights thereunder.

(d) (I) If required by Landlord's institutional lender, Tenant shall subordinate the lien of this Lease to the lien of such mortgage encumbering the Leased Premises. so long as such lender simultaneously with such subordination and as a condition of the same, executes In recordable form a Subordination, Non-Disturbance and Attornment Agreement in form and substance acceptable to Tenant and agrees to be bound by all of the terms and conditions of this Lease. In the event of a conflict between the terms of such mortgage and the terms of this Lease, the terms of this Lease shall prevail.

(ii) Landlord and Tenant agree to execute and deliver to the other within twenty
(20) days from receipt of either party's written request, estoppel certificates in a form acceptable to the party to whom such request is made, which certificates shall include information as to any modification of this Lease, and to the best of Tenant's or Landlord's knowledge, whether or not the other party is in default of this Lease,

(e) It is understood and agreed that Tenant shall, in no event, be obligated to accept possession of the Leased Promises until the Landlord has complied with the provisions of this Article.

REAL ESTATE TAXES

19. (a) Landlord, prior to the Rent Commencement Date, shall make a mailing address change on the property flex records so that as of the Rent Commencement Date the tax bill and tax notices for only the Leased Premises will be mailed to Tenant at the following address: Walgreen Co., 300 Wilmot Road, Deerfield, Illinois 80015, Attention: Tax Department. Prior to the date that the tax bill is mailed directly to Tenant pursuant hereto, Landlord, prior to delinquency, shall send to Tenant a copy of the tax bill for the Leased Premises if Tenant is obligated to pay for such taxes, In no event shall Tenant be required to pay real estate taxes pertaining to any period prior to the Rent Commencement Date or subsequent to the expiration or earlier termination of the Lease,

(b) Upon receipt of the aforesaid tax bills, Tenant shall pay, when due and before delinquency, the ad valorem real estate taxes (including all special benefit taxes and special assessments but excluding so.-Called impact fees) levied and assessed against the Leased Premises, commencing with the Rent Commencement Date and continuing for the remainder of the Term. However, the ad valorem taxes levied or assessed for the year in which Tenant commences paying fixed rent shall be prorated between Landlord and Tenant so that Tenant shall pay only such part thereof as pertains to the period commencing on the Rent Commencement Date and ending December 31st bears to such entire tax year, and the ad valorem taxes levied or assessed for the year during which this Lease expires or is terminated shall be prorated between Landlord and Tenant so that Tenant shall pay only such part thereof as

                                       19.

the period commencing on January 1st and ending on the date this Lease expires or is terminated. Within thirty (30) days after payment of any such taxes, or as soon thereafter as receipt bills are available, Tenant shall furnish to Landlord photocopies of bills indicating such payments.

If Landlord is required to pay to its lender a monthly escrow for taxes levied and assessed against the Leased Premises, Tenant shall pay to Landlord its pro rata share of such taxes on a monthly basis. At the end of each tax year for which said taxes are levied, Landlord shall furnish to Tenant a statement from its lender and a copy of the paid tax bill as furnished to Landlord by its lender, and any overage paid by Tenant to Landlord shall be reimbursed to Tenant and any shortage shall be paid to Landlord.

(c) Tenant shall have the right, and is hereby irrevocably authorized and directed to deduct and retain amounts payable under the provisions of this Article from additional percentage rents payable under Section (b) of Article 2 for such tax year, or in the alternative, if such taxes for any tax year are payable after percentage rents under Section (b) of Article 2 for such tax year are payable, then Tenant shall have no liability under this Article to the extent of such percentage rents paid for such tax year. In such event, Landlord shall refund to Tenant the amount of such overpayment of percentage rent.

(d) All special benefit taxes and special assessments shall be spread over the longest time permitted and Tenant's liability for installments of such special benefit taxes and special assessments not yet due shall cease upon the expiration or termination of this Lease. In no event shall Tenant be obligated to pay any impact fees whether or not billed by the taxing authority as a special benefit tax or a special assessment.

(e) (i) Tenant shall have the right to contest the validity or the amount of any tax or assessment levied against the Leased Premises or any improvements thereon, provided that Tenant shall not take any action which will cause or allow the institution of foreclosure proceedings against the Leased Premises, Landlord shall cooperate in the institution of any such proceedings to contest the validity or amount of real estate taxes and will execute any documents required therefore

(II) Landlord covenants and agrees that if there shall be any refunds or rebates on account of any tax, governmental imposition or levy paid by Tenant under the provisions of this Lease, such refund or rebate shall belong to Tenant. Any such refunds or rebates which shall be received by Landlord shall be held in trust for the benefit of Tenant and shall be forthwith paid to Tenant, Landlord shall, on request of Tenant, sign any receipt which may be necessary to secure the payment of any such refund or rebate, and shall pay over to Tenant such refund or rebate *is received by Landlord.

INSURANCE
20. Commencing with the Initial Term and continuing until the last day of the 240th month of the Term, Tenant shall carry " an all risk fire and extended special form coverage insurance (which shall include all risk and extended coverage) covering the Building and the other improvements on the Leased Premises to the extent of not less than I 00% of replacement value, less foundations with companies which are authorized to do business in the State of Texas and are governed by the regulatory authority which establishes maximum rates in the vicinity. Tenant, if requested by Landiord'5 lender, shall also carry (or

                                       20.

reimburse Landlord for the cost thereof) earthquake and/or flood insurance to the extent as may be reasonably required and as customary for like projects. Commencing with the first day of the 241st month of the Term, such coverage shall be on an actual cash value basis. Tenant shall also procure and continue in effect public liability and property damage Insurance with respect to the operation of the Leased Premises. Such public liability insurance shall cover liability for death or bodily injury in any one accident, mishap or casualty in a sum of not less than $1,000,000.00, and shall cover liability for property damage in one accident, mishap or casualty in the amount of not less than $100,000.00. The proceeds from Tenant's casualty insurance hereunder shall be paid and applied only as set forth in Article 14 hereof. Any insurance carried or required to be carried by Tenant pursuant to this Lease . at Tenant's option may, be carried under an insurance policy(ies), self-insurance (provided that Tenant or Tenant's parent company maintains a not worth of $300,000,000.00) or pursuant to a master policy of insurance or so-called blanket policy of insurance covering other locations of Tenant or its corporate affiliates, or any combination thereof; provided, however, that in the event Tenant carries any of such insurance under any policy, Tenant shall have the right and Is hereby Irrevocably authorized and directed to deduct and retain the amounts of said premiums in any lease year from percentage rents payable under Section (b) of
Article 2 for such lease year. Any requests for insurance certificates shall be sent to Tenant at 300 Wilmot Road, Insurance Department, Deerfield, IL 6001 S.

MUTUAL INDEMNITY

21. Except for loss, cost and expense caused by fire or other casualty, Landlord and Tenant shall each indemnify and hold harmless the other against and from any and all loss, cost and expense resulting from their own respective negligent acts and omissions or the negligent acts and omissions of their respective employees in the course of their employment.

CONDEMNATION

22. If the entire Leased Premises shall be taken by reason of condemnation or under eminent domain proceedings, Landlord or Tenant may terminate this Lease as of the date when possession of the Leased Promises is taken. If a portion of the Leased Premises shall be taken under eminent domain or by reason of condemnation and if in the opinion of Tenant, reasonably exercised, the remainder of the Leased Premises are no longer suitable for Tenant's business, this Lease, at Tenant's option, to be exercised by notice to Landlord within sixty (60) clays of such taking, shall terminate; any unearned rents paid or credited in advance shall be refunded to Tenant, If this Lease is not so terminated, Landlord forthwith and with due diligence, shall restore the Leased Premises. Until so restored, fixed rent shall abate to the extent that Tenant shall not be able to conduct business, and thereafter fixed rent for the remaining portion of the Term shall be proportionately reduced.

Tenant shall be entitled to the award in connection with any condemnation insofar as the same represents compensation for or damage to Tenant's fixtures, equipment, leasehold improvements or other property, moving expenses as well as the loss of leasehold (i.e. the unexpired balance of the lease Term immediately prior to such taking), Landlord shall be entitled to the award insofar as same represents compensation for or damage to the fee remainder. Any mortgagee of Landlord shall be compensated out of Landlord's award.

                                       21.

For the purposes of this Article, the term "condemnation or under eminent domain proceedings" shall include conveyances and grants made in anticipation of or in lieu of such proceedings.

BROKERAGE .

23. Landlord and Tenant represent that they have dealt with no broker or agent with respect to this Lease, Landlord hereby indemnities and saves and holds Tenant harmless against any claims for brokerage commissions or compensation or other claims of any kind (including reasonable attorney's fees and costs) arising out of the negotiation and execution of this Lease or Tenant's interest or involvement with respect to the Leased Promises.

PREVAILING PARTY

24. In the event of litigation between Landlord and Tenant in connection with this Lease, the reasonable attorneys' fees and court costs incurred by the party prevailing in such litigation shall be borne by the non- prevailing party.

NOTICES

25. All notices hereunder shall be in writing and sent by United States certified or registered mail, postage prepaid, or by overnight delivery service providing proof of receipt, addressed if to Landlord, to the place where rent checks are to be mailed, and if to Tenant, to 200 Wilmot Road, Deerfield, Illinois 60015, Attention: Law Department, and a duplicate to the Leased Premises, provided that each party by like notice may designate any future or different addresses to which subsequent notices shall be sent. Notices shall be deemed given upon receipt or upon refusal to accept delivery.

RIGHT OF FIRST REFUSAL

26, (a) From and after the date that is two (2) years after the date of this Lease, in the event that Landlord shall receive a Bona Fide Offer to purchase the Leased Promises at any time and from time to time during the Term of this Lease or any extensions thereof from any person or entity, Landlord shall so notify Tenant (Attn.:. Law Department with a duplicate notice to the Real Estate Department) together with a true and correct copy of said Bona Fide Offer- For purposes hereof, a "Bona Fide Offer" shall be deemed to be one made in writing by a person or entity that is not related or affiliated with Landlord (or any of Landlord's Partners or principal owners) in which Landlord intends to accept (subject to this Article) otherwise known as a letter of intent. Tenant may, at Tenant's option and within ten (10) working days after receipt of Landlord's notice of said Bona Fide Offer and receipt of a copy thereof, offer to purchase the Leased Premises at the price and upon the terms and conditions as are contained in said Bona Fide Offer. In which event, Landlord shall sell the Leased Premises to Tenant upon said terms and conditions and that said price; furthermore, in such event, Landlord shall convey the Lofted Premises to Tenant by warranty deed. Notwithstanding the foregoing, the price that Tenant shall pay for the Leased Premises shall be reduced by an amount equal to broker's fees or commissions (if any) that would have been payable by either the purchaser or Landlord if the Leased Promises were sold pursuant to the said Bona Fide Offer. Landlord shall provide Tenant evidence of the amount of broker's fees or commissions payable in connection with any such Bona Fide Offer. Landlord covenants that it shall accept no such Bona Fide Offer or convey

                                       22.

the premises until h has complied with the terms of this Article, Any conveyance of the Leased Promises mode in the absence of full satisfaction of this Article shall be void. Tenant may enforce this Article, without limitation, by injunction, specific performance or other equitable relief,

(b) Tenants election not to exercise any right of first refusal as provided for in this Article 26 shall not prejudice Tenants rights hereunder as to any future Bona Fide Offer. The terms and conditions contained in this Article 26 shall be binding upon the heirs, successors and/or assigns of Landlord.

TRANSFER OF TITLE

27. (a) In the event that Landlord convoys b interest in the Leased Premises to any other person or entity, Tenant shall have no obligation to pay rents or any other charges under this Lease to any such transferee until Tenant has been notified of such conveyance and has received satisfactory evidence of such conveyance together with a written direction from such transferee as to the name and address of the now payee of rents and other charges. It is understood and agreed that Tenant's withholding of rent and other charges until its receipt of such satisfactory evidence shall not be deemed a default under this Lease.

(b) In the event Landlord sells Its interest In the Leased Premises, Landlord shall be relieved of any and all liability under any of Landlord's covenants and obligations contained In or derived from this Lease arising out of any art, occurrence, or omission occurring thereafter, and the assignee or purchaser at any such sale or any subsequent sale of the Leased Premises or assignment of this Lease, shall be deemed without any further agreement between the parties and any such assignee or purchaser, to have assumed and agreed to carry out any and all of the covenants and obligations of Landlord under this Lease.

RENT TAX

28. In the event that any governmental authority imposes a tax, charge, assessment or other Imposition upon tenants in general which is based upon the rents payable under this Lease, Tenant shall pay the same to said governmental authority or to Landlord If Landlord is responsible to collect the same (in which case Landlord shall remit the same in a timely manner and, upon request of Tenant, evidence to Tenant said remittance). Tenant is hereby authorized and directed to deduct the amount of such taxes, charges, assessments or impositions from additional percentage rents payable under Section (b) of Article 2 for such lease year or, in the alternative, in the event that such imposition or a portion thereof is due after percentage rents, payable under Section (b) of
Article 2 have been paid, Tenant shall have no liability under this Article to the extent that percentage rents for said lease year have been paid, Nothing contained herein shall be deemed to obligate Tenant with respect to any income, inheritance or successor tax or Imposition.

MISCELLANEOUS

29.     (a)    Captions of the several Articles contained in this Lease are for convenience only and do not constitute a part of this Lease and do not limit, affect or construe the contents of such Articles.

                                       23.

(b) If any provision of this Lease shall be held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall in no way be affected or impaired thereby.

(c) If the Landlord is comprised of more than one person or entity, the obligations imposed on Landlord under this Lease shall be joint and several.

(d) All provisions of this Lease have been negotiated by both parties at arm's length and neither party shall be deemed the scrivener of this Lease. This Lease shall not be construed for or against either party by reason of the authorship or alleged authorship of any provision hereof.

(e) This instrument shall merge all undertakings, representations, understandings, and agreements whether oral or written, between the par-ties hereto with respect to the Leased Premises and the provisions of this Lease and shall constitute the entire Lease unless otherwise hereafter modified by both parties in writing.

(f) This instrument shall also bind and benefit, as the case may require, the heirs, legal representatives, assigns and successors of the respective parties, and all covenants, conditions and agreements herein contained shall be construed as covenants running with the land. This instrument shall not become binding upon the parties until it shall have been executed and delivered by both Landlord and Tenant.

(g) Landlord has been afforded a full and fair opportunity to seek advice from legal counsel and Landlord acknowledges that Tenant's attorney represents Tenant and not Landlord.

(h) Notwithstanding any provision of this Lease to the contrary, the Term shall commence, if at all, not later than twenty-one (21) years after the date of this Lease,


                                       24.

IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease, under seal, as of the day and year first above written.

WALGREEN CO.                            CAP 11,
an Illinois corporation                 a New Mexico General Partnership
                                        By: Peterson Properties Real
                                        Estate Services, Inc.,
                                        managing General Partner

Allan M. Resnick                      James A. Peterson
------------------                      -------------------
Allan M. Resnick                        James A. Peterson,
Vice President                          President
                                        By:    Steven Johnson Development
                                        Ltd. Liability Co., General Partner

                                        Steven J. Johnson
                                        --------------------
                                        Steven J. Johnson
                                        General Partner

Witnesses:                              Witnesses:
Terry Keenan                            Clare Peterson
------------                            --------------
Loren M. Ments                          Colleen McGrath
--------------                          ---------------

STATE OF ILLINOIS          )
                           )SS
COUNTY OF LAKE             )

On this 22nd day of April, 1999, before me appeared Allan M. Resnick, to me personally known, who, being by me duly sworn, did say that he is the Vice President of WALGREEN GO., an Illinois corporation, and that the seal affixed to said Instrument is the corporate seal of said corporation, and that said instrument was signed and sealed in behalf of said corporation by authority of its board of directors and said corporation, acknowledged said instrument to be the free act and deed of said corporation.
SEAL
                                            Hilary Junge
                                            ------------
                                            (Signature)

 (My commission expires: September 5, 2002)
         (Notary Seal)

                                       25.

STATE OF NEW MEXICO        )
                           )SS
COUNTY OF BERNALILLO       )

On this 3rd day of April, 1999, before me appeared James A. Peterson, President of Peterson Properties Real Estate Services, Inc., Managing General Partner of CAP 11, a New Mexico General Partnership, and signed said Instrument on behalf of said General Partnership and said General Partner acknowledged said instrument to be the free act and deed of said General Partnership.

                                            Betty L. Peterson
                                            -----------------
Seal                                        (Signature)

Official Seal
Betty L. Peterson
Notary Public - New Mexico
Notary Bond filed with Secretary of State
 (My commission expires  2-16-2001)



STATE OF NEW MEXICO        )
                           )SS
COUNTY OF BERNALILLO       )

On this 3rd day of April, 1999, before me appeared Steven J. Johnson, Managing Member of Steve Johnson Development Ltd. Liability Co., General Partner of CAP II, a New Mexico General Partnership, and signed said Instrument on behalf of said General Partnership and said General Partner acknowledged said instrument to be the free act and deed of said General Partnership.

                                            Betty L. Peterson
                                            -----------------
Seal                                        (Signature)

Official Seal
Betty L. Peterson
Notary Public - New Mexico
Notary Bond filed with Secretary of State
 (My commission expires  2-16-2001)

                                       26.